UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 23, 2004

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)

(303) 837-1661
(Registrant's telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

        On September 23, 2004, Whiting Oil and Gas Corporation (“Whiting Oil and Gas”), a wholly-owned subsidiary of Whiting Petroleum Corporation (the “Company”), completed its purchase of interests in 17 oil and natural gas producing fields in the Permian Basin of West Texas and Southeast New Mexico pursuant to an Agreement of Sale and Purchase (the “Purchase Agreement”), dated September 1, 2004, with CQ Acquisition Partners I, L.P., SPA-CQAP II, LP, EnerQuest Oil & Gas, Ltd and Baytech, L.L.P. for a purchase price of $345.0 million in cash. The effective date of the acquisition was July 1, 2004. The purchase was funded by borrowings under the Credit Agreement described in Item 2.03 of this report.

        A copy of the Purchase Agreement is filed as Exhibit 2 to this report and is incorporated by reference herein. The foregoing description of the Purchase Agreement and the transactions contemplated therein is qualified in its entirety by reference to such exhibit. A copy of the Company’s press release announcing the completion of the acquisition is filed as Exhibit 99 to this report and is incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On September 23, 2004, the Company and Whiting Oil and Gas entered into a Second Amended and Restated Credit Agreement with the financial institutions listed therein and Bank One, NA, as Administrative Agent (the “Credit Agreement”). The Credit Agreement replaces Whiting Oil and Gas’ existing credit agreement. The Credit Agreement provides for a total commitment by the lenders of up to $750.0 million with a borrowing base of $480.0 million as of September 23, 2004. The borrowing base under the Credit Agreement is determined in the discretion of the lenders based on the collateral value of the proved reserves that have been mortgaged to the lenders, and is subject to regular redeterminations on May 1 and November 1 of each year as well as special redeterminations described in the Credit Agreement. On September 23, 2004, Whiting Oil and Gas borrowed $400.0 million under the Credit Agreement in order to (i) refinance the entire outstanding balance under the prior credit agreement and (ii) fund the acquisition of certain oil and natural gas producing properties described in Item 2.01 of this report.

        The Credit Agreement provides for interest only payments until September 23, 2008, when the entire amount borrowed is due. In addition, the Credit Agreement provides that Whiting Oil and Gas will make principal payments under the Credit Agreement by May 1, 2005 to the extent necessary to reduce the principal balance to an amount that is at least $50,000,000 less than the principal balance on October 1, 2004. Whiting Oil and Gas may, throughout the four-year term of the Credit Agreement, borrow, repay and reborrow up to the borrowing base in effect from time to time. Interest accrues, at Whiting Oil and Gas’ option, at either (1) the base rate plus a margin where the base rate is defined as the higher of the federal funds rate plus 0.5% or the prime rate and the margin varies from 0% to 0.5% depending on the utilization percentage of the borrowing base, or (2) at the LIBOR rate plus a margin where the margin varies from 1.00% to 1.75% depending on the utilization percentage of the borrowing base. Commitment fees of 0.25% to 0.375% accrue on the unused portion of the borrowing base, depending on the utilization percentage.

        The Credit Agreement contains restrictive covenants that may limit the Company’s ability to, among other things, pay cash dividends, incur additional indebtedness, sell assets, make loans to others, make investments, enter into mergers, enter into hedging contracts, change material agreements, incur liens and engage in certain other transactions without the prior consent of the lenders and requires the Company to maintain a debt to EBITDAX (as defined in the Credit Agreement) ratio of less than 3.5 to 1 and a working capital ratio of greater than 1 to 1. In addition, while the Credit Agreement allows the Company’s subsidiaries to make payments to the Company so that the Company may pay interest on its senior subordinated notes, it does not allow the Company’s subsidiaries to make payments to the Company to pay principal on the senior subordinated notes. The Credit Agreement is secured by a first lien on substantially all of the assets of Whiting Oil and Gas. The Company and Equity Oil Company have guaranteed the obligations of Whiting Oil and Gas under the Credit Agreement, the Company has pledged the stock of Whiting Oil and Gas and Equity Oil Company as security for its guarantee and Equity Oil Company has mortgaged substantially all of its assets as security for its guarantee.

        The Credit Agreement also contains customary events of default. The lenders may declare any outstanding obligations under the Credit Agreement immediately due and payable upon the occurrence of an event of default. In addition, the amount of any outstanding obligations under the Credit Agreement will be immediately due and payable in the event that the Company or any of its subsidiaries that are obligors or guarantors under the Credit Agreement becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law.

        A copy of the Credit Agreement is filed as Exhibit 4 hereto and is incorporated by reference herein. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. The Company will file audited financial statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-X in an amendment to this report to be filed not later than December 9, 2004.

(b)	Pro Forma Financial Information. The Company will furnish the pro forma financial information required pursuant to Article 11 of Regulation S-X in an amendment to this report to be filed not later than December 9, 2004.

(c)	Exhibits:

(2)	Agreement of Sale and Purchase, dated September 1, 2004, by and among Whiting Oil and Gas Corporation, CQ Acquisition Partners I, L.P., SPA-CQAP II, LP, EnerQuest Oil & Gas, Ltd and Baytech, L.L.P. [Incorporated by reference to Exhibit 2 to Whiting Petroleum Corporation’s Current Report on Form 8-K dated September 1, 2004 (File No. 001-31899)].

(4)	Second Amended and Restated Credit Agreement, dated September 23, 2004, among Whiting Oil and Gas Corporation, Whiting Petroleum Corporation, the financial institutions listed therein and Bank One, NA, as Administrative Agent.

(99)	Press Release of Whiting Petroleum Corporation, dated September 23, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: September 24, 2004	By: /s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description

(2)	Agreement of Sale and Purchase, dated September 1, 2004, by and among Whiting Oil and Gas Corporation, CQ Acquisition Partners I, L.P., SPA-CQAP II, LP, EnerQuest Oil & Gas, Ltd and Baytech, L.L.P. [Incorporated by reference to Exhibit 2 to Whiting Petroleum Corporation's Current Report on Form 8-K dated September 1, 2004 (File No. 001-31899)].

(4)	Second Amended and Restated Credit Agreement, dated September 23, 2004, among Whiting Oil and Gas Corporation, Whiting Petroleum Corporation, the financial institutions listed therein and Bank One, NA, as Administrative Agent.

(99)	Press Release of Whiting Petroleum Corporation, dated September 23, 2004.